SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 20, 2006

                             Paradigm Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Wyoming                        0-9154                  83-0211506
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

2600 Tower Oaks Blvd., Suite 500, Rockville, Maryland               20852
     (Address of principal executive offices)                    (Zip code)

                                 (301) 468-1200
               Registrant's telephone number, including area code


          (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 20, 2006, Paradigm Holdings, Inc. (the "Company"), entered into a Change in Terms Agreement (the "Agreement") related to its two year Loan and Security Agreement with Chevy Chase Bank that provides for a revolving line of credit facility of up to $9 million. The Agreement modifies the Financial Covenants and Ratios section of the Loan and Security Agreement as follows:

      - Item (i) Tangible Net Worth of the subsection entitled Other Requirements is amended by deleting the first sentence in its entirety and inserting in lieu thereof "Maintaining a minimum Tangible Net Worth of not less than $1,900,000.00, beginning as of fiscal year end December 31, 2005."

      - Item (iii) Leverage Ratio of the subsection entitled Other Requirements is amended by deleting the first sentence in its entirety and inserting in lieu thereof "Maintain a maximum Leverage Ratio of 8.500 to 1.000, which shall be decreased to 6.750 to 1.000 by March 31, 2006 and 5.250 to 1.000 by June 30, 2006."


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 of this Current Report on Form 8-K is set forth in Item 1.01 "Entry into a Material Definitive Agreement" above, the contents of which are incorporated by reference herein.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Not applicable.

      (b)   Not applicable

      (d)   Exhibit No. Description

Exhibit Number      Description
--------------      -----------

10.1 Change in Terms Agreement to Loan and Security Agreement, dated March 16, 2006, entered into between the Company and Chevy Chase Bank on March 20, 2005.


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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2006              PARADIGM HOLDINGS, INC.

                                  By:  /s/ Raymond A. Huger
                                       -----------------------------------
                                  Name:    Raymond A. Huger
                                  Title:   Chairman and Chief Executive Officer